                           ARTICLES OF MERGER

                                   OF

                             MEDICORE, INC.
                       ------------------------
                       (SUBSIDIARY CORPORATION)

                                 INTO

                AUTOMATED MEDICAL LABORATORIES, INC.
                ------------------------------------
                         (PARENT CORPORATION)

                              ----------

     Pursuant to Section 607.227 of the Florida General Corporation Act the Subsidiary and Parent corporations adopted the following Articles of Merger for the purpose of merging the Subsidiary Corporation into the undersigned as the Surviving Corporation:

     FIRST: AUTOMATED MEDICAL LABORATORIES, INC. is a corporation organized under the laws of the State of Florida owning 100% of the shares of MEDICORE, INC., a corporation organized under the laws of the State of Florida.

     SECOND: The Plan of Merger as annexed hereto and made a part hereof was approved by resolution of the Board of Directors of Automated Medical Laboratories, Inc., as the Surviving Corporation, in the manner prescribed by the Florida General Corporation Act, which merger amended the Articles of Incorporation of the Surviving Corporation, in particular paragraph First, whereby the name of the Surviving Corporation is changed to Medicore, Inc.

     THIRD: The number of outstanding shares of each class of the Subsidi-ary Corporation and the number of shares of each class owned by the Sur-viving Corporation is:

                                  Number of       Number of
                                  Shares          Shares Owned
     Class                        Outstanding     by Parent
     -----                        -----------     ------------

     Common Stock
     $1.00 Par Value                  100            100

     FOURTH: The mailing of the Plan of Merger to the undersigned, the Parent Corporation and sole shareholder of the Subsidiary Corporation, was waived by the Parent Corporation on March 5, 1986.

     FIFTH: The Effective Date of the merger is the date the Department of State of the State of Florida files these Articles of Merger in accor-dance with the Florida General Corporation Act.

     SIGNED this 7th day of March, 1986.

                                SURVIVING CORPORATION:

                                AUTOMATED MEDICAL LABORATORIES, INC.
                                (to be known as MEDICORE, INC. at the
                                Effective Date of the Merger)

                                  /s/ Thomas K. Langbein
                                By----------------------------------
                                  THOMAS K. LANGBEIN, President

                                  /s/ Benton L. Becker
                                By----------------------------------
                                BENTON L. BECKER, Secretary


STATE OF FLORIDA  )
                  :ss.:
COUNTY OF DADE    )

     The foregoing instrument was acknowledged before me this 7th day of March, 1986, by BENTON L. BECKER, SECRETARY of AUTOMATED MEDICAL LABORA-TORIES, INC. (to be known as MEDICORE, INC. at the Effective Date of the Merger).

     My Commission Expires    Notary Public, State of Florida
                          -------------------------------------
                            My Commission Expires Sept. 25, 1989
                             Bonded Thru Troy Pain Insurance Inc.

                                /s/ Bonnie Gail Duckworth
                                --------------------------
                                NOTARY PUBLIC

   (SEAL)

                               PLAN OF MERGER
                               --------------

     This Plan of Merger dated March 6, 1986 by and between AUTOMATED MEDICAL LABORATORIES, INC. ("AML") and MEDICORE, INC. ("Medicore"), such corporations being hereinafter collectively referred to as the "Constitu-ent Corporations."

                           W I T N E S S E T H :
                           - - - - - - - - - - -

     WHEREAS, AML is a corporation duly organized and existing under the laws of the State of Florida, having been incorporated on November 29, 1961, and having an authorized capital stock of 12,000,000 shares of common stock, $.01 par value ("AML Common Stock"), of which 4,154,047 shares are issued and outstanding, the holders of such shares not being entitled to vote on this Plan of Merger pursuant to Section 607.227 of the Florida General Corporation Act; and

     WHEREAS, Medicore is a corporation duly organized and existing under the laws of the State of Florida, having been incorporated on October 25, 1982, and having an authorized capital stock of 1,000 shares of common stock, $1.00 par value ("Medicore Common Stock"), of which 100 shares are issued and outstanding all of which are owned by AML, and although no such shares are entitled to vote on this Plan of Merger pursuant to Section
607.227 of the Florida General Corporation Act, AML, as sole shareholder through its Board of Directors has approved the same; and

     WHEREAS, the respective Boards of Directors of AML and Medicore deem it advisable and for the best interests of said Corporations that Medicore, a wholly-owned subsidiary of AML be merged with and into AML as the Surviving Corporation as authorized by the statutes of the State of Florida under and pursuant to the terms and conditions hereinafter set forth, and for Medicore common stock issued and outstanding at the Effective Date (as hereinafter defined) to be cancelled and the said corporate existence of Medicore to be terminated and cease and each such Board has duly approved this Plan of Merger (the "Plan");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the cancellation of the shares of Medicore and the termination of its corporate existence on the Effective Date and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

                                  Article I
                   MERGER AND NAME OF SURVIVING CORPORATION

     At the Effective Date, as hereinafter defined, Medicore, the wholly-owned subsidiary of AML, shall be merged with and into AML, which is hereby designated as the "Surviving Corporation", which shall not be a new corporation, which shall continue its corporate existence under the name Medicore, Inc. to continue to be governed by the laws of the State of Florida, and which shall continue to maintain a registered office in the State of Florida.

                                  Article II
                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

     (a)  At the Effective Date:

          1. The Constituent Corporations shall be a single corporation, which shall be AML, the Surviving Corporation, with its name changed as a result of the merger, to Medicore, Inc.

          2. The separate existence of Medicore, the Subsidiary Corpora-tion, shall cease.

          3. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; and all and singular, the rights, privileges, powers and franchises of each Constitu-ent Corporation, and all property, real, personal and mixed, and all debts due to either Constituent Corporation on whatever account, as well for stock subscriptions as all other things in action or belonging to each Constituent Corporation shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of either Constituent Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

     4. All corporate acts, plans, policies, contracts, approvals and authorizations of Medicore and its Stockholders, Board of Directors, committees elected or appointed by the Board of Directors, Officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Medicore.

     5. The assets, liabilities, reserves and accounts of each Constituent Corporation shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of such Constituent Corporation subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the merger.

     (b) The Board of Directors and the Officers of AML, with its name changed on the Effective Date to Medicore, Inc., as of the Effective Date shall be the same Board of Directors and Officers as presently exist, to wit:
        Directors                     Officers
        ---------                     --------

     Thomas K. Langbein    -   President, Chief Executive Officer
     Seymour Friend        -   Vice President
     Benton L. Becker      -   Secretary
     Daniel J. Chiodo
     Anthony C. D'Amore
     Peter D. Fischbein
                               Dennis W. Healey - Vice President,
                               Treasurer and Chief Accounting
                               Officer

and each such Director and Officer shall continue to serve until their successors are duly elected or appointed, as the case may be.

                                Article III

                 CANCELLATION OF SUBSIDIARY'S COMMON STOCK
                           AND RELATED PROVISIONS

     The termination of Medicore's Common Stock and the mode of carrying the merger into effect are as follows:

     (a) Each share of Medicore's Common Stock outstanding at the Effective Date, all of which are held by AML, shall be automatically and immediately cancelled, and no securities, cash or property of AML shall be issued therefor, and there shall no longer be any authorized capital of Medicore, all authorized, issued and outstanding shares of common stock at the Effective Date to be cancelled, not restored to authorized or treasury shares and not reissuable; and

     (b) The corporate existence of Medicore shall automatically and immediately at the Effective Date be terminated and shall cease, however, its operations, rights, privileges, obligations, assets and liabilities continuing with and in the Surviving Corporation.

                                Article IV
                CERTIFICATE OF INCORPORATION AND BY-LAWS

     (a) The Certificate of Incorporation of AML as existing and consti-tuted immediately prior to the Effective Date shall, upon the merger becoming effective, be and constitute the Certificate of Incorporation of the Surviving Corporation until amended in the manner provided by law, except the change of name of AML to Medicore, Inc., effected by this merger, amending the Restated Certificate of Incorporation of the Surviving Corporation, Article I-NAME to read as follows: "The name of this Corporation shall be: MEDICORE, INC."

     (b) The By-Laws of AML as existing and constituted immediately prior to the Effective Date shall, upon the merger becoming effective, be and constitute the By-Laws of the Surviving Corporation until amended in the manner provided by law.

                               ARTICLE V
                OTHER PROVISIONS WITH RESPECT TO MERGER

     (a) This Plan shall be submitted to AML, the parent, the Sole Stockholder of Medicore, the wholly-owned subsidiary, for approval. AML is advised and is familiar with the fact that any shareholder of a sub-sidiary corporation to be merged into a parent as provided in Section
607.227 of the Florida General Corporation Act has the right to dissent from the merger, and if such shareholder complies with the provisions of
Section 607 of the Florida General Corporation Act regarding the rights of dissenting shareholders, to be paid the fair value of their shares; provided such is inapplicable to any merger of Medicore with and into AML, its parent, since AML is the Sole Stockholder of Medicore and shall approve the merger of Medicore with and into itself as the Surviving Corporation.

     (b) Upon approval or adoption of the Plan by AML, the Sole Stock-holder of Medicore in accordance with the requirements of the laws of the State of Florida all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the merger under the provisions of the applicable statutes of the State of Florida.

     (c) This Plan may be terminated at any time prior to the Effective Date, whether before or after the action taken by AML, the Sole Stock-holder of Medicore, by mutual consent of the Constituent Corporations, expressed by action of their respective Boards of Directors.

                                Article VI
                 APPROVAL AND EFFECTIVE TIME OF THE MERGER

     (a) The merger shall become effective when all the following actions shall have been taken:

          1. This Plan shall be adopted and approved on behalf of each Constituent Corporation in accordance with the Florida General Corporation Act; and

          2. A Certificate of Merger, with this Plan attached as part thereof, setting forth the information required by and executed and ack-nowledged in accordance with, the Florida General Corporation Act, shall be filed in the office of the Department of State of the State of Florida, and the particular time and date at which such filing is made by the Department of State being herein referred to as the "Effective Date."

     (b) For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

     (c) This Plan and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida.

     (d) This Plan cannot be altered or amended except pursuant to any instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the 6th day of March, 1986.

WITNESS:                        AUTOMATED MEDICAL LABORATORIES, INC.

/s/ Bonnie G. Duckworth           /s/ Thomas K. Langbein
-----------------------------   By-----------------------------------
                                  THOMAS K. LANGBEIN, President

WITNESS:                        MEDICORE, INC.

/s/ Bonnie G. Duckworth           /s/ Daniel J. Chiodo
-----------------------------   By-----------------------------------
                                  DANIEL J. CHIODO, President

STATE OF FLORIDA )
                 :ss.:
COUNTY OF DADE   )

     On this 6th day of March, 1986, before me personally came THOMAS K. LANGBEIN, to me known, who being by me duly sworn, did depose and say that he is the President of AUTOMATED MEDICAL LABORATORIES, INC., the Corporation described in and which executed the foregoing instrument.

                                /s/ Bonnie Gail Duckworth
                                ------------------------------------
                                Notary Public, State of Florida
                                My Commission Expires Sept. 25, 1989
                                Bonded Thru Troy Fain-Insurance Inc.

STATE OF FLORIDA )
                 :ss.:
COUNTY OF DADE   )

     On this 6th day of March, 1986, before me personally came DANIEL J. CHIODO, to me known, who being by me duly sworn, did depose and say that he is the President of MEDICORE, INC., the Corporation described in and which executed the foregoing instrument.

                                /s/ Bonnie Gail Duckworth
                                -------------------------------------
                                Notary Public, State of Florida
                                My Commission Expires Sept. 25, 1989
                                Bonded Thru Troy Fain -Insurance, Inc.